Exhibit T3A-86

                            ARTICLES OF INCORPORATION
                                      INC.

                                 MASSBURN, INC.

         The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation.

                                    ARTICLE I

                                      Name

         The name of the Corporation is MASSBURN, Inc.

                                   ARTICLE II

                               Purposes and Powers

         Section 2.1. Purposes. The purposes for which the Corporation is formed are:

         a. To acquire, construct, operate, use, occupy, and employ any facility, plant, works, system, building, structure, improvement, machinery, equipment, fixture, or other real or personal property to be used or employed for the storage, processing, reduction, conversion, or disposal of solid waste or waste by-products.

         b. To buy, sell, produce, manufacture and dispose of all goods, wares, merchandise, supplies and products, provide services, and generally to engage in and conduct any manufacturing, sales or service enterprise.

         c. In general, to transact any and all lawful business for which corporations may be incorporated under the Act.

         Section 2.2. Powers. Subject to any limitation or restriction imposed by law or any provision of these Articles of Incorporation, the Corporation shall have the power:

a. To do everything necessary, convenient or expedient to accomplish the purposes hereinbefore set forth; and

b. To exercise and enjoy in furtherance of the purposes

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hereinbefore set forth all the rights, privileges and powers granted to the
Corporation by these Articles of Incorporation, the Act, as now or hereafter amended, and the common law.

                                   ARTICLE III

                                Term of Existence

         The Corporation shall have perpetual existence.

                                   ARTICLE IV

                       Resident Agent and Principal Office

         Section 4.1. Resident Agent. The name and post office address of the resident agent of the Corporation are John Ryan, 1601 City--County Building, Indianapolis, Indiana 46204.

         Section 4.2. Principal Office. The post office address of the principal office of the Corporation is 1601 City--County Building, Indianapolis, Indiana 46204.

                                    ARTICLE V

                                Authorized Shares

         Section 5.1. Number. The total number of shares which the Corporation shall have authority to issue is one thousand (1,000) shares without par value, and no shares with par value.

         Section 5.2. Classes. There shall be one (1) class of shares of the Corporation which shall be designated as "Common Shares."

         Section 5.3. Relative Rights. All Common Shares shall have the same rights, preferences, limitations and restrictions.

         Section 5.4. Voting Rights of Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

                                   ARTICLE VI

                             Initial Stated Capital

         The amount of initial stated capital of the Corporation

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shall be One Thousand Dollars ($1,000), and the Corporation will not commence business until such amount has been received for the issuance of shares as its initial stated capital.

                                   ARTICLE VII

                                    Directors

         Section 7.1. Number. The initial board of directors shall be composed of two (2) members. The by--laws of the Corporation shall specify from time to time the number of directors of the Corporation.

         Section 7.2. Initial Board of Directors.

         The names and post office addresses of the initial board of directors of the Corporation are:

   Names                         Addresses
John Ryan               1601 City--County Building
                           Indianapolis, Indiana 46204

Kristie Hill            1601 City--County Building
                           Indianapolis, Indiana 46204

         Section 7.3. Classes of Directors. The by--laws of the Corporation may provide that the board of directors may be divided into classes whose terms of office expire at different times, under terms and conditions consistent with the Act.

                                  ARTICLE VIII

                                  Incorporator

         The name and post office address of the incorporator of the Corporation are:

  Name                            Address
John Ryan               1601 City--County Building
                           Indianapolis, Indiana 46204

                                   ARTICLE IX

                    Provisions for Regulation of Business and
                      Conduct of Affairs of the Corporation

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         Section 9.1. Issuance of Shares. Authorized but unissued shares and treasury shares of the Corporation may be issued or sold from time to time upon such terms and conditions, for such consideration, and to such persons, corporations or other legal entities as the board of directors may determine without authorization or approval of the holders of Common Shares. The board of directors may allocate the consideration received upon the issuance of shares between the stated capital and surplus accounts of the Corporation.

         Section 9.2. Place of Meetings. Meetings of the holders of Common Shares and meetings of the board of directors shall be held at such places, either within or without the State of Indiana, as shall be specified in the respective calls and notices or waivers of notice of such meetings given in accordance with the by--laws.

         Section 9.3. Indemnification of Directors and Officers.

         (a)      As used in this section:

         (1) "Director" means any person who is or was a director of this Corporation and any person who, while a director of this Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

         (2)      "Expenses" include attorneys' fees.

         (3)      "Official capacity" means

                  (A) when used with respect to a director, the office of director in the Corporation, and

                  (B) when used with respect to a person other than a director, as contemplated in subsection (i), the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

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         (4)      "Party" includes a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding.

         (5) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         (b) The Corporation shall have power to indemnify any person made a party to any proceeding by reason of the fact that he is or was a director if

                  (1) he conducted himself in good faith; and

                  (2) he reasonably believed

                           (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interest, and

                           (B) in all other cases, that his conduct ~as at least not opposed to its best interests; and

                  (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                  Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses, actually incurred by the person in connection with the proceeding; except that if the proceeding was by or in the right of the Corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the Corporation. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this subsection (b).

         (c) A director shall not be indemnified under subsection (b) in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on

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the basis that personal benefit was improperly received by him.

         (d)(1) A director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) shall be indemnified against reasonable expenses incurred by him in connection with the proceeding; and

         (2) a court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, shall have authority to order indemnification in the following circumstances:

                  (A) if it determines a director is entitled to reimbursement under clause (1), the court shall order indemnification, in which case the director shall also be entitled to recover the expenses of securing such reimbursement; or

                  (B) if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standard of conduct set forth in subsection (b) or has been adjudged liable in the circumstances(1) described in subsection (c), the court may order such indemnification as the court shall deem proper, except that indemnification with respect to any proceeding by or in the right of the Corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

         A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

         (e) No indemnification under subsection (b) shall be made by the Corporation unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in subsection (b), but such indemnification shall be provided once such determination has been made. Such determination shall be made:

                  (1) by the board of directors by a majority vote of a

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                           quorum consisting of directors not at the time
                          parties to the proceeding; or

                  (2) if such a quorum cannot be obtained, then by a majority vote of a committee of the board, duly designated to act in the matter by a majority vote of the full board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

                  (3) by special legal counsel, selected by the board of directors or a committee thereof by vote as set forth in clauses (1) or (2) of this subsection (e), or, if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selection directors who are parties may participate); or

                  (4)      by the shareholders.

                           Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reason, ableness of expenses shall be made in a manner specified in clause (3) in the preceding sentence for the selection of such counsel. Shares held by directors who are parties to the proceeding shall not be voted on the subject matter under this subsection (e).

         (f) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of such proceeding upon receipt by the Corporation of

                  (1) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation as authorized in this section, and

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                  (2)      a written undertaking by or on behalf of the director
                           to repay such amount if it shall ultimately be determined that he has not met such standard of conduct, and after a determination that the facts then known to those making the determination would not preclude indemnification under this section. The undertaking required by clause (2) shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this subsection (f) shall be made in the manner specified in subsection (e).

         (g) The Corporation shall have the power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

         (h) For purposes of this section, the Corporation shall be deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not .opposed to the best interests of the Corporation.

         (i) (1) An officer of the Corporation shall be indemnified as and to the same extent provided in subsection (d) for a director and shall be entitled to the same extent as a director to seek indemnification pursuant to the provisions of subsection (d);

                  (2) the Corporation shall have the power to indemnify and to advance expenses to an officer, employee or agent of the Corporation to the same extent that it

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                           may indemnify and advance expenses to directors
                          pursuant to this section; and

                  (3) the Corporation, in addition, shall have the power to indemnify and to advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by these Articles of Incorporation, the by--laws, general or specific action of its board of directors, or contract.

         (j) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

         (k) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

         (l) It is the intent of this Section 9.3 to empower the Corporation to provide indemnification to the fullest extent possible as long as such indemnification is not prohibited by law or by the express terms of this Section. Therefore, indemnification may be provided irrespective of the nature of the legal or equitable theory upon which a claim is made, including but not limited to whether or not the person to be indemnified is charged with negligence, breach of contract, breach of warranty, strict liability, breach of a fiduciary duty, mismanagement, corporate waste, or any violation of federal or state securities law. The provisions of this
                  Section 9.3 shall not limit any other rights of indemnification to which a director otherwise may be

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                  entitled by law.

         Section 9.4. Powers of Board of Directors. Subject to any limitation or restriction imposed by law or by these Articles of Incorporation, the board of directors may exercise, in furtherance of the purposes of the Corporation, all the powers of the Corporation without authorization or approval of the holders of Common Shares.

         Section 9.5. Distributions upon Shares. The board of directors shall have authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of its shares at such times, in such amounts and forms, from such sources (specifically including, but not limited to, the unrestricted and unreserved capital surplus of the Corporation) and upon such terms and conditions as it may, from time to time, determine, subject to such restrictions, limitations, conditions and requirements as may be imposed by law or by these Articles of Incorporation.

         Section 9.6. Acquisition of Shares. The board of directors shall have authority to authorize and direct the acquisition by the Corporation of its shares at such times, in such amounts, from such persons, for such consideration, from such sources (specifically including, but not limited to, the unrestricted and unreserved capital surplus of the Corporation) and upon such terms and conditions as it may from time to time determine, subject to such restrictions, conditions, and requirements as may be imposed by law or by these Articles of Incorporation.

         Section 9.7. Executive Committee and Other Committees. The powers and duties conferred or imposed upon the board of directors by law and by these Articles of Incorporation may be exercised or performed by an executive committee or by one or more such other committees as may from time to time be designated in a manner and to the extent specified in the by--laws.

         IN WITNESS WHEREOF, the undersigned incorporator designated in Article VIII executes these Articles of Incorporation and hereby verifies subject to penalties of perjury that the facts contained herein are true.

         Dated this 12 day of December, 1984.

                                                   /s/ John Ryan
                                                   ----------------------
                                                   John Ryan

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This instrument was prepared by Gregory L. Pemberton, ICE MILLER DONADIO & RYAN,
One American Square, Box 82001, Indianapolis, Indiana 46282.

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